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                     THE WM. WRIGLEY JR. COMPANY
                    AMENDED STOCK RETIREMENT PLAN
                      FOR NON-EMPLOYEE DIRECTORS

          1. Purpose. The Wm. Wrigley Jr. Company (the "Compa-ny") has established this Stock Retirement Plan (the "Plan") to promote the interests of the Company and its shareholders by apportioning a part of the total compensation payable to its non-employee directors as deferred income paid in the form of the Company's Common Stock, without par value ("Common Stock"), thereby increasing the directors' beneficial ownership of Company stock and their proprietary interest in the Company. The Plan, originally effective as of January 1, 1988, as amended effective as of January 1, 1994, and as further amended as set forth herein is effective as of October 25, 1994, and October 24, 1995, with retroactive effect as provided herein.

          2. Common Stock Units. In addition to the cash compensation otherwise payable to its non-employee directors as may be determined from time to time, the Company shall establish and maintain a Deferred Stock Account in the name of each non-employee director. Subject to the provisions of Section 9, as of the last day of each fiscal year, the Company shall credit to the Deferred Stock Account of each person who was a non-employee director of the Company on that day or who ceased to be a director after March 31 of that fiscal year by reason of his or her disability or death, a number of Common Stock Units equal in value to the annual retainer amount in effect for non-employee directors as of such date (without regard to other fees or retainers or the actual retainer amount actually received by any such non-employee director) divided by the price of a share of Common Stock on the New York Stock Exchange during such period immediately preceding and/or immediately following such date, as the Company shall determine; provided, however, that no allocation of Common Stock Units pursuant to this Section 2 shall be made to the Deferred Stock Account of a non-employee director after the later of (i) December 31, 1997 or (ii) the tenth (10th) December following the initial election to the Board of Directors of the Company (the "Board") of such director. Notwithstanding the foregoing, in no event shall the number of Common Stock Units credited to the Deferred Stock Account of any non-employee director exceed the number of Common Stock Units that would have been credited to such Deferred Stock Account pursuant to the original formula provided in Section 2 of the Plan as approved by the stockholders of the Company at their annual meeting of March 8, 1988.

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          3.    Dividend Equivalents.  As of each dividend payment
date declared with respect to the Company's Common Stock (but not with respect to the Company's Class B Common Stock), the Company shall credit the Deferred Stock Account of each director with an additional number of Common Stock Units equal to:

          (a) the product of (i) the dividend per share of the Company's Common Stock which is payable as of the dividend payment date, multiplied by (ii) the number of Common Stock Units credited to the director's Deferred Stock Account as of the applicable dividend record date:

DIVIDED BY      (b)  the price of a share of the Company's Common
                     Stock on the New York Stock Exchange during such period immediately preceding and/or immediately following the dividend payment date, as the Company shall determine.

          4. Payment of Deferred Stock Accounts. (a) Each director, or in the event of death, his or her beneficiary, shall be entitled to receive one share of the Company's Common Stock for each Common Stock Unit credited to his or her Deferred Stock Account in such form, method and timing determined pursuant to Sections 4(b), 4(c) and 4(d) below. Common Stock Units with respect to which no transfer of stock has yet occurred shall continue to be credited with dividend equivalents in accordance with Section 3, above.

          (b) Deferral Elections. Prior to January 1, 1995, or, if later, upon a director's election to the Board, each director shall execute and file an appropriate election form (the "Deferral Election") with the Treasurer of the Company, specifying the form, method and timing of distribution of his or her Deferred Stock Account. The Deferral Election made hereunder prior to January 1, 1995 (the "1995 Election") shall control the distribution of (a) all amounts deferred pursuant to the 1995 Election, and (b) effective on the second anniversary of the date the 1995 Election is made, all amounts the distribution of which is subject to a distribution election made prior to the 1995 Election, in each case, unless a subsequent valid Deferral Election is filed; provided, however, that, the 1995 Election shall not be effective with respect to the timing and distribution of any deferral that the director is, or is scheduled to be, receiving within two years following the date such 1995 Election is made.

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          (c)  Distributions under this Section 4 shall begin as
soon as practicable following the date specified in the director's Deferral Election, but may not begin earlier than as soon as practicable following March 31, next following the date on which the director ceases to be a director for any reason; provided, however, that in no event may distribution commence later than as soon as practicable following March 31, following the calendar year in which the director attains age seventy (70). Such payment shall be made, pursuant to the director's election in the Deferral Election, (i) in the form of a lump-sum payment, (ii) in substantially equal annual installments over a period not to exceed fifteen years, or (iii) in any combination of (i) and (ii) above. If a director elects installment payments, the unpaid balance thereof shall continue to accrue interest, earnings and dividend equivalents, computed in accordance with the provisions of Section 3, and shall be prorated and paid over the installment period.

          A director may change his or her prior Deferral Election at any time, and from time to time; provided, however, that any such Deferral Election shall not become effective until the second anniversary of the date such Deferral Election is made; and provided, further, that no Deferral Election with respect to the distribution of amounts attributable to any portion of a director's Deferred Stock Account shall be effective if the director is, or is scheduled to be, receiving distributions with respect to such deferral within two years following the date such subsequent Deferral Election is made. In the event a Deferral Election does not become effective, the prior valid Deferral Election of such director shall govern the form, method and timing of distribution.

          A Director shall also elect on the Deferral Election, to receive distributions of amounts credited to his or her Deferred Stock Account in cash or in shares of Common Stock; provided, however, that if he or she is a person subject to Section 16(b) of the Securities Exchange Act of 1934, the election shall be made either (1) at least six (6) months prior to the date of distribution, or (2) during the period beginning on the third business day following the date of release of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date. The amount to be paid in cash with respect to any distribution hereunder shall be equal to the product of (a) the number of Common Stock Units in respect of which payment is to be made, and (b) the price of a share of Common Stock on the New York Stock Exchange during the period immediately preceding the date of distribution, as the Company shall determine.

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          (d)  Notwithstanding the foregoing, in the event that,
with respect to any portion of a director's Deferred Stock Account,
(A) the director fails to timely elect the form, method and/or timing of payment, (B) no valid election is filed with the Company, or (C) the director has not filed an 1995 Election or any Deferral Election subsequent thereto, such portion or portions of the director's Deferred Stock Account shall be paid, in shares of the Company's Common Stock (as the default for form of payment), in ten substantially equal annual installments (as the default for method of payment), commencing as soon as practicable following the March 31, next following the date on which the director ceases to be a director (as the default for timing of payment).

          5. Beneficiary. Each director may, from time to time, by writing filed with the Treasurer of the Company, designate any legal or natural person or persons to whom shares of the Company's Common Stock or cash attributable to Common Stock Units are to be transferred if the director dies prior to receipt of such shares or cash. A beneficiary designation shall be effective only if the signed form is filed with the Treasurer of the Company while the director is alive and shall cancel all beneficiary designation forms filed earlier. If a director fails to designate a beneficiary as provided above, or if all designated beneficiaries die before the director, all shares or cash attributable to such Common Stock Units shall be transferred to the director's spouse, children (per stirpes), parents or estate (in that order), as soon as practicable after such death.

          6. Acceleration. The Company may accelerate the transfer of shares of Common Stock or cash with respect to Common Stock Units credited to the Deferred Stock Account of any director or directors for reasons of individual hardship, changes in tax laws or accounting principles or any other reason which negates or diminishes the continued value of the Deferred Stock Account to the Company or its directors.

          7. Nontransferability. Except as otherwise required by applicable law, no rights under the Plan, contingent or otherwise, shall be assignable or subject to any encumbrance, pledge or charge of any nature, except that, under such rules and regulations as the Company may establish, a director may designate a beneficiary to receive, in the event of death, any amount that would otherwise have been payable to the director or that may become payable on account of his or her death except that, if any amount shall become payable to the executor or administrator of the director, such executor or administrator may transfer the right to the payment of any such amount to the person, persons or entity (including a trust) entitled thereto under the will of the director or, in case of intestacy, under the laws relating to intestacy.

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          8.    Shareholder Status.  A director or beneficiary shall
have none of the rights of a shareholder until shares of Common Stock, if any, are issued or transferred in accordance with Section
4. Prior to the date of transfer, the Company's obligation under this Plan is an unsecured promise to deliver shares of the Company's Common Stock or cash. The Company may, but shall not be required to, hold any such shares or cash in trust or as a segregated fund.


          9. Changes in Stock. In the event of any change in the outstanding shares of the Company's Comon Stock by reason of any stock dividend, stock split, recapitalization, merger, consolidation, exchange of shares or other similar corporate change, the number of Common Stock Units to be credited in accordance with Section 2 and the number of Common Stock Units actually credited to the Deferred Stock Accounts shall be adjusted proportionately; provided, however, that if a proportional adjustment cannot be made or the Board of Directors of the Company determines that further adjustment is appropriate to fairly accomplish the purposes of the Plan, the Board of Directors shall make such equitable adjustment under the Plan as it determines will fairly preserve the intended benefits of the Plan to the participants and the Company.

          10. Successors. This Plan shall be binding upon any assignee or successor in interest to the Company whether by merger, consolidation or sale of all or substantially all of the Company's assets.


          11. Amendment and Termination. The Board of Directors of the Company may, from time to time, amend or terminate the Plan; provided, however, that no such amendment or termination shall adversely affect the rights of any director or, if the director is deceased, his or her beneficiary without his or her consent with respect to Common Stock Units credited prior to such amendment or termination.